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TCA Translation

                                    /emblem/
                           Union Bank of Switzerland

Corporate Customers Department
/address information/                                  Bigmar Pharmaceuticals SA

Our ref: FK11/R.Burkhard/PDU                           Date: December 13, 1996
         9247-507.944

CREDIT CONTRACT AND LIBOR MORTGAGE LOAN CONTRACT of 11/26/96

Dear Sirs,

We refer to our previous agreements and hereby confirm to you our agreement to waive the postponement of the loan of SFr. 2,000,000 granted you by Bigmar Inc., Delaware, because the latter has confirmed the promissory note abandonment in the amount of US $1,500,000 claimed against you.

The relative postponement clause in our above mentioned contracts should therefore be considered cancelled.

All other contractual clauses remain unchanged.

To complete our files and to verify the validity of the promissory note abandonment, we still need the following Bigmar Inc., Delaware documents:

-- Certificate of Good Standing
-- By-laws.

This letter is to be considered an integral part of the above mentioned contracts.

Sincerely,

Union Bank of Switzerland

/signature/         /signature/
G. Ambrosetti       pp. R. Burkhard


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TCA Translation

/Each page of the original bears 2 stamps and 3 signatures, and is dated in Barbengo on February 26, 1997/

                                    /emblem/
                           Union Bank of Switzerland

Corporate Customers Department                         To the Management of
/address information/                                  Bigmar Pharmaceuticals SA

Our ref: FK11/R.Burkhard/PDU                           Date: November 26, 1996
         9247-507.944

Dear Sirs,

We refer to the previous agreements with our Mr. R. Burkhard and, with regard to your investment for the creation of a pharmaceuticals production plant on lot No. 174 of Barbango, we confirm the consolidation of the credits you have with our institution as follows:

a)   grant of a new LIBOR MORTGAGE LOAN for the amount of

         SFr. 2,000,000.00 (two million Swiss francs)

/illegible handwritten marginal note/

     For this purpose we enclose the relative contract, which is to be duly signed and returned to us.

b)   grant of a new INVESTMENT CREDIT in the amount of

         SFr. 3,475,000.00 (three million, four hundred seventy-five thousand Swiss francs)

     available in the form of:

     -- FIXED TERM ADVANCE IN SWISS FRANCS
     -- FIXED  RATE  CREDITS  IN   SWISS  FRANCS  up  to  the  maximum  of  SFr.
        3,000,000.00.

     These facilities are guaranteed to us by:

     -- assignment to us, as per separate agreement, of the following bearer mortgage bonds:
        SFr. 400,000 of 11/15/88, dg. 30458, in 4th and equal rank
        SFr. 200,000 of 2/27/89, dg. 5196, in 4th and equal rank
        SFr. 250,000 of 6/13/89, dg. 15034, in 4th and equal rank
        SFr. 150,000 of 6/13/89, dg. 15036, in 4th and equal rank
        SFr. 275,000 of 12/13/93, dg. 33711, in 5th rank
        encumbering parcel 174 of the Barbango RFD.

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TCA Translation

        -- SFr. 1,700,000     joint  and  several  surety  of  Chemholding  SA,
                              Barbango, pursuant to separate surety instrument of 1/5/95.

Until further notice, your debt to us shall be governed by the following conditions:

     FIXED ITEM ADVANCES IN SWISS FRANCS

     Interest: The interest rate shall be net and will be agreed upon orally two banking days before the payment of each extension and then confirmed in writing by this bank. The Swiss method will be used to calculate interest (30-day month, 360-day year).

               Interest shall be due quarterly, and on the due date of the individual advances and will be debited, assuming funds are available, to current account No. 0247/507.994.01 N.

     Duration: 3, 6, 9 or 12 months, renewable

     Amounts:  SFr. 250,000 minimum.

     CREDITS AT FIXED RATE IN SFR

     Utilization SFr. 750,000.00 fixed at 2 years from the date of payment; /duration:
                  SFr. 750,000.00 fixed at 3 years from the date of payment; SFr. 750,000.00 fixed at 4 years from the date of payment; SFr. 750,000.00 fixed at 5 years from the date of payment;

     Interest: The interest rate shall be net and will be agreed upon orally two banking days before payment and then confirmed in writing by UBS [this bank].

               Interest will be calculated according to the international method (exact number of days out of 360) and will be due semi-annually.

     Advances  For the entire  duration of the credit at fixed rate,  the client reim- shall have the possibility of reimbursing the entire debt in one bursement installment. This procedure may be used under advice of two by the banking days and against payment of an indemnity to UBS. The
     client:   indemnity shall be calculated by this bank as follows:

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TCA Translation


Amount x days remaining x fixed int. rate -- reinvestment int. rate 36,000

               The reinvestment interest rate shall be the rate offered on the UBS Euromarket valid for the remaining duration (information:
               Telerata page 3523 or Investdata p. 589.40). If the latter is above the contractually agreed upon fixed interest rate UBS shall not make any reimbursements.

     Utiliza-  The credit may be utilized after the  establishment of the agreed
     tion of   upon guarantees and when the latter and the necessary  documents,
     the       are held by this bank.
     credit:

     Duty to   The client shall inform UBS  periodically,  at least once a year,
     report:   within  4 months  from  the  close  of the  fiscal  year,  on the progress of its business. For this purpose, it shall present all the necessary documents, such as the balance sheet and profit and loss account, etc., with the auditor's report, and provide any supplementary information UBS may consider necessary and may reasonably demand.

               The client shall advise UBS immediately in writing of any circumstance which may make it impossible to honor its contracts and commitments, and of any event which may cause a significant deterioration of its financial situation.

     Changes If the client, or another company with which it had a substantial of finan- relationship of dependency on capital and/or voting rights, for cial and any reason must amend its legal or financial organization (for legal example, as a result of liquidation, sale of a large portion of rela- its assets, change in its corporate goal or commercial activity, tions: changes in management, a merger or reorganization), UBS shall have the right, if such changes may have a substantial effect on the client's ability to honor its present and future commitments incurred under this contract, to demand, regardless of the duration of these credit facilities, reimbursement of all the claims derived from it (capital, interest, commissions and charges, etc.), which will thus become immediately due as a result of such notice.

     Non-      For  the  entire   duration  of  this  contract  and  until  full
     estab-    reimbursement of capital, interest, commission and charges, etc., lishment  the  client  shall  not grant  any  guarantee  on behalf of other
     of        present or future commitments in the form of credits, loans, pledges:
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               leasing,  conditional promise or contingent obligation to pay any amount and any other form of financial commitment without the express, written approval of UBS. The only authorized exceptions are mortgage loans and credits existing under the guarantees established today.

     Substan- If the financial and/or income situation of the client tial deteriorates considerably, or if such a situation is foreseeable, deterio- UBS shall have the right to amend the terms of this contract and, ration if negotiations started on this matter cannot arrive at an of the agreement acceptable to the parties within 2 months, to cancel degree this contract, effective immediately, under written notification
     of        to the client,  and  demand,  regardless  of the  duration of the solvency: granted credit  facilities,  to demand  reimbursement  of all the claims derived thereunder (capital, interest, commission and charges, etc.) which thus become immediately due as a result of the cancellation.

     Change If restrictions imposed by the Swiss National Bank or another in the Swiss authority affect this contract and it is therefore overall renegotiated, UBS shall be authorized, if the negotiations do not condi- result in an agreement acceptable to both parties within tions: 2 months, to cancel this contract, effective immediately, under written  notification  to  the  client,  and,  regardless  of the
               duration   of  the   granted   credit   facilities,   to   demand
               reimbursement for all the claims derived therefrom (capital, interest, commissions and charges, etc.), which thus become due immediately as a result of this cancellation.

     Cancella- Except for special  agreements,  UBS shall have the right,  under tion: the general conditions, to cancel the granted credit facility/ies at any time, effective immediately.

               Regardless of the duration of the granted credit facilities, UBS reserves the right to prohibit utilization of the limits granted under this contract, effective immediately and/or to demand reimbursement of all the claims derived thereunder in capital, interest, commission and charges, which shall thus become due immediately if the client violates a stipulation of this contract or another credit agreement it has stipulated with UBS or with a third party.

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The following  amortization  schedule has been drawn up for the above  mentioned facilities:
SFr. 125,000.00, payable by 12/31/97
SFr. 350,000.00, payable by 12/31/98; thereafter
SFr. 500,000.00 p.a., payable by December 31 of each year until the investment credit has been fully repaid

It is also possible to effect supplementary amortizations on the due date of each fixed rate credit, subject to our approval.

c) cancellation of the CONSTRUCTION CREDIT No. 0247/507.944.03 D for SFr. 1,400,000.00

d) cancellation of the INVESTMENT CREDIT No. 0247/507.944.02 X for SFr. 2,200,000.00

e) cancellation of the LOAN BASED ON REAL PROPERTY No. 0247/507.994.90 B for SFr. 1,875,000.00

f) maintaining the OPERATIONAL CREDIT in current account No. 0247/507.944.01 N for SFr. 300,000.00 (three hundred thousands Swiss francs)

     also   available  for  the  issuance  of  guarantees   (except  for  credit
     guarantees).

     This facility is guaranteed to us by:

     SFr. 1,700,000.00   joint and solidary surety of Chemoholding SA, Barbango,
                         pursuant to a separate surety instrument dated 1/5/95.

     Until further notice, your debt to us will be subject to the following conditions:

     CURRENT ACCOUNT

     Interest     5.75% p.a.
     Commission   0.25% per quarter or fraction thereof

     ISSUANCE OF GUARANTEES

     Commission   0.3% per quarter or fraction  thereof,  with a minimum of SFr.
     50.00

     The following conditions also govern all the facilities listed under a), b) and f) of this contract;

--   the General Conditions of our bank, a copy of which you signed on 1/5/95;

-- the deferral of the loan for SFr. 2,000,000.00, granted to you by Bigmar Inc., Delaware (USA)


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--   the  registration  of your structure on lot 174 of RFD of Barbango with the
     Land Registry of collaterals;

-- the unsolicited presentation of the annual statements of your company by 4 months after the close of the fiscal year;

-- the unasked for presentation of the consolidated annual statements of Bigmar Inc., Delaware (SA) by 4 months after the close of the fiscal year;

With reference to the foregoing and as we notified you by our letter of 6/14/96, we debited your current account No. 0247/507.944.01 N with:

SFr. 37,500.00, charge for consolidating our credits
SFr.     10.00, cantonal stamp
SFr. 37,510.00, value date 11/26/96.

This contract cancels and replaces all previous agreements, except as confirmed by our letter of 6/14/96.

We enclose a duplicate of its contract which is to be duly signed on each page as signal of agreement with its contents, and returned to us.

Sincerely,

Union Bank of Switzerland

G. Ambrosetti                           PP. R. Burckhard
/signature/                             /signature/

Enclosures

John Tramontana                         Federico Stroppolo
/signature/                             /signature/

/stamp/: Approved and signed
         M. Paris



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